Consent of Independent Registered Public Accounting Firm

The Board of Trustees of The MainStay Funds Trust:

We consent to the use of our report dated December 22, 2011, with respect to the financial statements of the MainStay Growth Equity Fund, a series of The MainStay Funds Trust, as of October 31, 2011, incorporated herein by reference, and to the references to our firm under the headings “Appendix A - Representations and Warranties” and “Pro Forma Financial Information” in the Proxy Statement/Prospectus and Statement of Additional Information.

/s/ KPMG LLP

Philadelphia, Pennsylvania

October 1, 2012